SALOMON INC
      Seven World Trade Center, New York, New York   10048    212 783-7000

Contact:          Robert F. Baker
                   212-783-6299

For immediate release:

      SALOMON INC REPORTS NET INCOME OF $228 MILLION FOR THE 1996 FOURTH
                   QUARTER AND $907 MILLION FOR THE YEAR

New York, January 21, 1997 -- Salomon Inc today announced net income of $228 million for the quarter ended December 31, 1996. Net income for the full year was $907 million, nearly double the $457 million earned in 1995. Primary return on equity for the three and twelve months ended December 31, 1996 was 18.9% and 19.8%, respectively. Primary earnings per share for the 1996 three and twelve month periods were $1.98 and $7.88, respectively.

Chairman and Chief Executive Officer Robert E. Denham, said: "Strong performances at Salomon Brothers and Phibro produced fourth quarter results that are a suitable conclusion to a very successful year."

Salomon Brothers, the Company's global investment banking and securities business, recorded pretax earnings of $1,365 million for the twelve months ended December 31, 1996, nearly double the $704 million earned in 1995. Net revenues for the year were $3.9 billion, an increase of $1 billion, or 34%, over 1995. Salomon Brothers recorded pretax earnings of $296 million in the 1996 fourth quarter, up 43% from $207 million in the fourth quarter of 1995. Revenues, net of interest expense, for the 1996 fourth quarter were $951 million compared with $743 million for the 1995 fourth quarter.

Commenting on Salomon Brothers' results, Deryck C. Maughan, Salomon Brothers' Chairman and Chief Executive Officer, said: "Our sales and trading business performed well this year, with $3 billion of revenues, while our investment banking revenues doubled to a record $853 million."

Key items regarding Salomon Brothers' performance:

o Global investment banking revenues (underwriting plus advisory) for the twelve months ended December 31, 1996, were $853 million, up 81% over $472 million in 1995. For the 1996 fourth quarter, investment banking revenues were $234 million, up 39% from $168 million in the fourth quarter of 1995, reflecting strength in underwriting results.

o Fixed income sales and trading net revenues were $2.6 billion in 1996 compared with $1.6 billion in 1995. For the 1996 fourth quarter, fixed income sales and trading revenues were $588 million, up 55% from $379 million in the fourth quarter of 1995. Improvement in 1996 reflects stronger results in both trading for the Firm's account and customer sales and trading.

o Equity sales and trading net revenues were $389 million in 1996 compared with $828 million in 1995. The decrease predominantly reflects losses on the Firm's long-term proprietary equity strategies. For the 1996 fourth quarter, revenues were $83 million, down from $185 million in the comparable 1995 quarter. This decrease reflects proprietary trading losses and lower revenues from customer sales and trading.

As previously announced, Salomon Brothers' fourth quarter 1996 results include, in other revenue, a $31 million pretax gain resulting from the sale of twelve limited service hotel properties to Hudson Hotels. Salomon Brothers had obtained ownership of the properties upon the resolution of certain legal matters arising out of the financing of the properties.

Phibro, the Company's commodity trading business, recorded pretax earnings for the full year of $192 million, more than double the $85 million earned in 1995. Pretax earnings for the fourth quarter of 1996 were $57 million compared with $56 million in the 1995 fourth quarter.

Basis Petroleum, the Company's oil refining and marketing business, recorded a pretax loss of $123 million for the year and $9 million for the 1996 fourth quarter. In 1995, Basis recorded pretax losses of $91 million for the year and $32 million for the fourth quarter. Basis' fourth quarter 1996 results included a pretax gain of $60 million in connection with the public offering of Genesis Energy, L.P., a master limited partnership which gathers, markets and transports crude oil and a $22 million pretax charge in connection with the planned reconfiguration of certain operations and processes in its refining system. These items are included in other revenues in the accompanying income statement.

Consolidated compensation and employee-related expenses for the twelve months ended December 31, 1996 were $2.06 billion, up 19% from $1.74 billion in 1995. For the 1996 fourth quarter, total compensation and employee-related expenses were $507 million compared with $425 million in the comparable 1995 quarter. The increases in 1996 were primarily attributable to the higher levels of earnings. Noncompensation expenses were $191 million in the 1996 fourth quarter, marginally above average recurring noncompensation expenses over the previous four quarters.

In January 1997, Fitch upgraded Salomon Inc's senior debt and commercial paper ratings to A- and F-1, respectively, from BBB+ and F-2. In addition, Moody's revised its outlook for Salomon Inc to "positive" from "stable."

Total common and perpetual preferred equity has increased from $4.1 billion at December 31, 1995 to $5.1 billion at December 31, 1996. In addition, at December 31, 1996, the Company had $345 million of 9.5% Trust Preferred Stock Units ("TruPS") outstanding, which are substantially equivalent to perpetual preferred from a capital analysis standpoint. Book value per common share was $42.43 at December 31, 1996, up from $35.84 at the end of 1995.

Salomon Inc selected financial information and the Unaudited Consolidated Statement of Income follow:



                                                       SALOMON INC AND SUBSIDIARIES
                                                Selected Financial Information (unaudited)
                                               (Dollars in millions, except per share data)


                                                                  Quarter ended                             Year ended
                                                    --------------------------------------------     ----------------------------
                                                        Dec. 31,        Sept. 30,       Dec. 31,         Dec. 31,        Dec. 31,
                                                         1996            1996            1995             1996            1995
                                                     ------------    ------------   ------------     ------------    ------------

SUMMARY OF OPERATING RESULTS BY BUSINESS:
Income (loss) before income taxes:
   Salomon Brothers                             $          296    $        176   $         207    $       1,365   $         704
   Phibro                                                   57               7              56              192              85
   Basis Petroleum                                          (9)            (46)            (32)            (123)            (91)
   Corporate and other                                      12              49               3               53              10
                                                  ------------    ------------    ------------     ------------    ------------
   Income before income taxes                   $          356   $         186   $         234    $       1,487   $         708
                                                  ============    ============    ============     ============    ============

Salomon Brothers' revenues, net of interest expense:
       Fixed income sales and trading           $          588   $         598   $         379    $       2,624   $       1,603
       Equity sales and trading                             83             (26)            185              389             828
       Global investment banking                           234             187             168              853             472
       Asset management                                     15              13              11               51              39
       Other                                                31               -               -               31               6
                                                  ------------    ------------    ------------     ------------    ------------
          Total Salomon Brothers' revenues,
            net of interest expense             $          951   $         772   $         743    $       3,948   $       2,948
                                                  ============    ============    ============     ============    ============

RETURN ON AVERAGE COMMON STOCKHOLDERS' EQUITY:
   Primary                                                18.9%            8.7%           16.4%            19.8%           10.8%
   Fully diluted*                                         17.7             8.5            15.1             18.4            10.3
                                                  ============    ============    ============     ============    ============

PER COMMON SHARE:
     Cash dividends                             $         0.16   $        0.16   $        0.16    $        0.64    $       0.64
     High market price                                      49          46 7/8          40 5/8               49          43 1/4
     Low market price                                   44 1/8              38          33 7/8           34 7/8          32 1/4
                                                                                                   ============    ============
     Ending market price                                47 1/8          45 5/8          35 3/8
     Book value at quarter-end*                          42.43           40.67           35.84
                                                  ============    ============    ============

AT QUARTER-END:
     Average assets for the quarter             $      209,000   $     191,000   $     184,000
     Common equity                                       4,697           4,341           3,831
     Redeemable preferred equity                           420             560             560
     Perpetual preferred equity                            450             450             312
     TRUPS**                                               345             345               -
                                                  ============    ============    ============


*  Assumes  conversion of  redeemable  preferred  stock unless such  assumptions result in higher  returns on equity or book value than  determined  under the primary method.
** Guaranteed preferred beneficial interests in Company subordinated debt securities.



                                                       SALOMON INC AND SUBSIDIARIES
                                                 Consolidated  Statement of  Income  (unaudited)
                                                  (Dollars  in millions, except per share data)



                                                             Quarter ended                                    Year ended
                                           -------------------------------------------------       -------------------------------
                                              Dec. 31,         Sept. 30,          Dec. 31,            Dec. 31,          Dec. 31,
                                                1996              1996              1995                1996              1995
                                          -------------     -------------     -------------       -------------     -------------

Revenues:
     Interest and dividends              $        1,374    $        1,367    $        1,859      $        5,750    $        7,022
     Principal transactions                         448               307               268               1,990             1,077
     Investment banking                             234               187               168                 853               472
     Commissions                                     92                69                80                 326               332
     Other                                           64                30                 -                  83                30
                                          -------------     -------------     -------------       -------------     -------------
     Total revenues                               2,212             1,960             2,375               9,002             8,933
     Interest expense                             1,158             1,144             1,549               4,720             5,782
                                          -------------     -------------     -------------       -------------     -------------
Revenues, net of interest expense                 1,054               816               826               4,282             3,151
                                          -------------     -------------     -------------       -------------     -------------

Noninterest expenses:
     Compensation and employee-related              507               447               425               2,061             1,737
     Technology                                      51                60                50                 207               216
     Professional services and business
          development                                54                45                53                 194               178
     Occupancy                                       42                42                45                 171               173
     Clearing and exchange fees                      20                20                15                  75                63
     Other                                           24                16                 4                  87                76
                                          -------------     -------------     -------------       -------------     -------------
Total noninterest expenses                          698               630               592               2,795             2,443
                                          -------------     -------------     -------------       -------------     -------------

Income before income taxes                          356               186               234               1,487               708
Income tax expense                                  128                74                66                 580               251
                                          -------------     -------------     -------------       -------------     -------------
Net income                               $          228    $          112    $          168      $          907    $          457
                                          =============     =============     =============       =============     =============


EARNINGS AVAILABLE FOR FULLY
DILUTED EARNINGS PER SHARE               $          221    $          102    $          163      $          875    $          437
                                          =============     =============     =============       =============     =============


EARNINGS PER SHARE:
Primary                                  $         1.98    $         0.88    $         1.42      $         7.88    $         3.64
Fully diluted*                                     1.83              0.85              1.32                7.23              3.50
                                          =============     =============     =============       =============     =============


WEIGHTED AVERAGE SHARES
OF COMMON STOCK
OUTSTANDING (in thousands):
For primary earnings per share                  108,100           105,500           106,600             106,400           106,500
For fully diluted earnings per share            120,700           120,600           123,000             120,900           124,700
                                          =============     =============     =============       =============     =============

* Assumes conversion of redeemable preferred stock unless such assumptions result in higher earnings per share than determined under the primary method.
